Exhibit 5.2

May 28, 2021

Board of Directors

New York Mortgage Trust, Inc.

90 Park Avenue
New York, New York 10016

Re:         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange (the “Exchange Offer”) by the Company of $100,000,000 aggregate principal amount outstanding of 5.75% senior notes due 2026 (the “Original Notes”) for new notes in like principal amount and bearing substantially identical terms to the Original Notes (the “Exchange Notes”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The Original Notes were issued, and the Exchange Notes will be issued, under an Indenture, dated as of April 27, 2021, by and between the Company and UMB Bank, National Association, as trustee (as it may be amended from time to time, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with rendering the opinion set forth below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (c) the due authorization, execution and delivery of all documents by all parties, and, except to the extent expressly stated in the opinion contained herein, the validity, binding effect and enforceability thereof, (d) the legal capacity of natural persons, (e) the genuineness of all signatures, (f) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (g) that the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	2200 Pennsylvania Avenue NW, Suite 500 West Washington, DC 20037-1701 Tel +1.202.639.6500 Fax +1.202.639.6604 velaw.com

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, such Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of obligations of the Company thereunder may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, by general principles of equity and an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the Indenture.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We do not purport to express any opinion on any laws other than the laws of the State of New York.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention

Very truly yours, /s/ Vinson & Elkins L.L.P.

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